Filed Pursuant to Rule 424(b)(2)
Registration Statement 333-232447

Prospectus

RiceBran Technologies

$50,000,000

Common Stock
Preferred Stock
Warrants
Units

From time to time in one or more offerings, we may offer and sell up to an aggregate amount of $50,000,000 of any combination of the securities described in this prospectus, either individually or in combination.  We may also offer common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference or deemed to be incorporated by reference into this prospectus, before buying any of the securities being offered.

This prospectus may not be used to offer or sell our securities, unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “RIBT.”  On June 27, 2019, the last reported sale price of our common stock was $2.82.  The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or other securities exchange, of the securities covered by the applicable prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement.  If any underwriters or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, we will disclose their names and the nature of our arrangements, including applicable fees, commissions, discounts and over-allotment options, in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $50,000,000.  This prospectus provides you only with a general description of the securities we may offer.  Each time we offer securities, we will provide you with a prospectus supplement that will contain more specific information about the securities being offered and the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including, without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution.  If there is any inconsistency between the information in this prospectus and a prospectus supplement or any related free writing prospectus or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or any related free writing prospectus we may authorize to be provided to you or incorporated information having a later date.  This prospectus may not be used to consummate a sale of securities, unless it is accompanied by a prospectus supplement.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC.  You should read this prospectus, and any accompanying prospectus supplement and any related free writing prospectus, together with additional information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest in any of the securities being offered hereby.

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses that we have authorized for use in connection with a specific offering.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.  This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.  The information appearing in this prospectus, the applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document (unless the information specifically indicates that another date applies), and any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.  Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES, UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless otherwise stated or the context requires otherwise, references in this prospectus to “RiceBran Technologies,” the “company,” or the “Company,” “we,” “us,” or “our” refer to RiceBran Technologies and our subsidiaries, taken together.  The RiceBran Technologies logo and other trademarks or service marks of the Company appearing in this prospectus are the property of RiceBran Technologies.  All other brand names or trademarks appearing in this prospectus are the property of their respective owners.

ABOUT RICEBRAN TECHNOLOGIES

We are an ingredient company serving food, animal nutrition and specialty markets focused on value-added processing and marketing of healthy, natural and nutrient dense products derived from raw rice bran, an underutilized by-product of the rice milling industry.  We apply our proprietary and patented technologies and intellectual properties to convert raw rice bran into numerous high value products, including stabilized rice bran (SRB), rice bran oil, defatted rice bran, and derivative products, including RiBalance (a complete rice bran nutritional package derived from further processing of SRB), RiSolubles (a highly nutritious, carbohydrate and lipid rich fraction of RiBalance), RiFiber (a protein and fiber rich insoluble derivative of RiBalance), and our family of ProRyza products, which includes derivatives composed of protein and protein/fiber blends.  Our target markets are organic and natural food, functional food, supplement and animal nutrition manufacturers, wholesalers and retailers, both domestically and internationally.

We incorporated under the laws of the state of California in 2000, and our principal executive offices are located at 1330 Lake Robbins Drive, Suite 250, The Woodlands, TX 77380.  Our telephone number is (281) 675-2421.  Our website is located at www.ricebrantech.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer shares of our common stock, shares of our preferred stock, warrants to purchase common stock or preferred stock or units to purchase shares of common stock, preferred stock, warrants or a combination of these securities, with a total value up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.  This prospectus provides you with a general description of the securities we may offer.  See “Description of Capital Stock,” “Description of Warrants,” and “Description of Units” below.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	rates and times of payment of dividends, if any;
•	redemption, conversion or sinking fund terms, if any;
•	voting or other rights, if any;
•	conversion prices, if any; and
•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements relate to future events concerning our business and to our future revenues, operating results and financial condition.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential” or “continue,” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events.  Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks.  There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements.  These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission (SEC) on April 2, 2019, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus.  You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

Any investment in our common stock or other securities involves a high degree of risk.  Investors should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed in the documents incorporated or deemed to be incorporated by reference herein, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, filed on April 2, 2019, and in subsequent filings that are incorporated herein by reference, together with the other information contained in this prospectus, before deciding whether to purchase the securities offered hereby.  Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks if any of them actually occur.  The risks and uncertainties described in these documents are not the only ones we face.  Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.  This prospectus also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus and in the documents incorporated or deemed to be incorporated by reference herein.  For more information, see the section entitled “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or in any free writing prospectuses, we intend to use the net proceeds from the sale of the securities offered by this prospectus and from the exercise of any warrants issued pursuant hereto, for general corporate purposes, including capital expenditures related to our growth.  We may also use a portion of the net proceeds to acquire or invest in businesses whom, from time to time, we engage and explore the possibility of strategic partnering or investment.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering.  The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as funding requirements, timing and progress of research, development and commercialization efforts, and the availability and costs of other funds.  We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose.  We have not determined the amount of net proceeds to be used specifically for such purposes.  As a result, management will retain broad discretion over the use of net proceeds from the sale of securities offered hereby.

DESCRIPTION OF CAPITAL STOCK

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements or related free writing prospectuses, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete.  For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as the same may be amended from time to time, any certificates of determination for our preferred stock, and our bylaws, as amended from time to time.  For directions on obtaining these documents, please refer to “Where You Can Find More Information” in this prospectus.  The California General Corporation Law, or CGCL, may also affect the terms of these securities.  While the terms we have summarized below will apply generally to any future common stock, preferred stock or warrants that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement.  If we so indicate in a prospectus supplement, the terms of any securities we offer under that prospectus supplement may differ from the terms we describe below.

As of the date of this prospectus, our authorized capital stock consisted of 50,000,000 shares of common stock, no par value per share, and 20,000,000 shares of preferred stock, no par value per share, of which 3,000 shares are designated Series G Convertible Preferred Stock.  Our board of directors may establish the rights and preferences of the preferred stock from time to time.  As of June 27, 2019, there were approximately 34,194,107 shares of our common stock outstanding and 225 shares of our Series G convertible preferred stock outstanding. Our Series G convertible preferred stock will not be offered under this prospectus.

As of June 27, 2019, we had outstanding options to acquire 1,101,636 shares of our common stock with a weighted average exercise price of $3.24 per share.  In addition, as of June 27, 2019 there were warrants outstanding for the purchase of an aggregate of 7,712,225 shares of common stock with a weighted average exercise price of $1.37 per share.

As of June 27, 2019, we have outstanding restricted stock units (RSUs) covering a total of 1,347,062 shares of our common stock.  The shares subject to the RSUs vest based upon a vesting price equal to the volume weighted average trading price of our common stock over sixty-five consecutive trading days.  Subject to a minimum service period in certain grants, as described in the next sentence, the RSU shares vest as to (i) 134,706 shares on the date the vesting price equals or exceeds $5.00 per share (ii) 404,119 shares the date the vesting price equals or exceeds $10.00 per share and (ii) 808,237 shares the date the vesting price equals or exceeds $15.00 per share.  In certain RSUs, vesting occurs the later of the one-year anniversary of the grant and the date the shares reach the vesting price indicated in the preceding sentence.

Common Stock

We may issue shares of our common stock from time to time. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.  So long as the Company continues to be a “listed corporation” as defined in Section 301.5(d) of the California General Corporation Law, the holders of our common stock may not cumulate their votes for the election of directors. The rights and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of preferred stock that we may designate and issue in the future.  Our common stock is currently listed on the Nasdaq Capital Market under the symbol “RIBT.”

Preferred Stock

Our articles of incorporation provide that the Board is authorized, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of determination pursuant to the applicable law of the State of California, to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights, preemptive rights, and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of the common stock.  Any convertible preferred stock we may issue will be convertible into our common stock or our other securities.  Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.  We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the designation of the series, which may be by distinguishing number, letter or title;

•
the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the certificate of determination) increase or decrease (but not below the number of shares thereof then outstanding);

•	the purchase price;

•
whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series;

•
whether shares of such series shall be redeemable, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price and the terms and conditions of redemption;

•	the terms and amounts of any sinking fund or similar fund provided for the purchase or redemption of shares of the series;

•
the amounts payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our corporation;

•
whether the shares of the series shall be convertible into shares of any other class or series, or convertible into or exchangeable for any other security, of our corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible or exchangeable and other terms and conditions upon which such conversion may be made;

•
the preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or any of other securities, whether or not convertible into shares of common stock;

•	if applicable, material U.S. federal income tax considerations applicable to the preferred stock;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•
the voting rights, if any, and whether full or limited, of the holders of shares of the series, which may include no voting rights, one vote per share, or such higher or lower number of votes per share as may be designated by the Board.

Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the Board deems appropriate.  In the event that any shares of preferred stock are to be issued, a certificate of determination containing the rights, privileges and limitations of such series of preferred stock may be filed with the Secretary of State of California.  The effect of such preferred stock is that, subject to federal securities laws and California law, the Board alone may be able to authorize the issuance of preferred stock, which could have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholders, and may adversely affect the other rights of the holders of our common stock.  The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of holders of our common stock, including the loss of voting control to others.  Other than the Series G Convertible Preferred Stock, we do not have any other shares of our preferred stock presently outstanding.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.  The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation, Bylaws and the CGCL

Our articles of incorporation and our bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of California law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock

As discussed above, our board of directors will have the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Shareholder Meetings.

Our bylaws provide that a special meeting of shareholders may be called only by the President or by the board of directors or the Chairman of the Board or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

Requirements for Advance Notification of Shareholder Nominations and Proposals.

Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.

Board of Directors Vacancies.

Under our bylaws, any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may only be filled by vote of a majority of the remaining directors.  The limitations on the removal of directors and filling of vacancies would have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us.

Board of Directors Size.

Within the range specified by our bylaws, our board of directors determines the size of our board and may create new directorships and elect new directors, which may enable an incumbent board to maintain control by adding directors.

 Indemnification.

Our articles of incorporation and our bylaws, as amended, provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

No Cumulative Voting

Our bylaws do not permit cumulative voting in the election of directors while we continue to be a “listed corporation” as defined in Section 301.5(d) of the California General Corporation Law. Cumulative voting allows a shareholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority shareholder may not be able to gain as many seats on our board of directors as the shareholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority shareholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, LLC.  The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates.  While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, information incorporated by reference or a free writing prospectus.  If we so indicate in the prospectus supplement, information incorporated by reference or free writing prospectus, the terms of any warrants offered under that prospectus supplement, information incorporated by reference and free writing prospectus may differ from the terms described below.  If there are differences between that prospectus supplement, information incorporated by reference or free writing prospectus and this prospectus, such prospectus supplement, information incorporated by reference or free writing prospectus will control.  Thus, the statements we make in this section may not apply to a particular series of warrants.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.  The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

We may issue warrants for the purchase of common stock, preferred stock, or units, in one or more series.  We may issue warrants independently or together with common stock, preferred stock and/or units, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement.  We may enter into the warrant agreement with a warrant agent which may be a bank or other institution that we select.  We may also choose to act as our own warrant agent.  We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement, information incorporated by reference or free writing prospectus the terms of the series of warrants, including:

•	the title of the warrants;

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	information with respect to book-entry procedures, if any;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Unless otherwise described in an applicable prospectus supplement, information incorporated by reference or free writing prospectus, before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up, or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, at the exercise price that we describe therein.  Unless we otherwise specify in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.  After the close of business on the expiration date, unexercised warrants will become void.

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus.  Warrants may be exercised, redeemed, as set forth in the applicable offering material.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we will issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.  If we so indicate in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a warrant agent, which may include a bank, trust company or other financial institution as warrant agent.  We may add, replace or terminate warrant agents from time to time.  We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement, and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  Unless otherwise provided in the applicable warrant or warrant agreement, any holder of warrants may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form.  Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security.  Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.  In addition, we may issue warrants in non-global form, i.e., bearer form.  If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939.  Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer.  The summary is not complete.  When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable.  We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units.  See “Where You Can Find More Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise, through a combination of these methods or through any other methods described in a prospectus supplement.  The applicable prospectus supplement will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price of the securities or other consideration therefor, and the proceeds we will receive from the sale;

•	any over-allotment option under which the underwriter may purchase additional securities from us;

•	any underwriting discounts, concessions, commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the nature of the underwriter’s or agent’s obligations, if any, to take the securities; and

•	any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, or at negotiated prices.  The consideration may be cash or another form negotiated by the parties.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable.  In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement.  The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated.  If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement.  If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.  Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement.  The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we or an underwriter will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others.  These persons may be deemed to be underwriters with respect to any resale of the securities.  To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions, commissions or other payments.  Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.  If such persons were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.  In addition, the agents’ and underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities.  This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us.  In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons.  In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time.  We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on the Nasdaq Capital Market.  Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock.  These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.  Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.  Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers.  In addition, in some states securities may not be sold, unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Weintraub Tobin Chediak Coleman Grodin Law Corporation.

EXPERTS

The consolidated financial statements of RiceBran Technologies as of December 31, 2018 and for the year then ended, incorporated in this prospectus by reference from the RiceBran Technologies Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2017 have been incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (Securities Act), with respect to the securities covered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act) and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.  We maintain a website at http://www.ricebrantech.com.  You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as noted below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Weintraub Tobin Chediak Coleman Grodin Law Corporation and Weintraub Partners, a general partnership formed by certain shareholders at Weintraub Tobin Chediak Coleman Grodin Law Corporation, together owns 199,280 shares of our common stock and warrants to purchase 172,186 shares of our common stock at $0.96 per share.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act.  This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits.  The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus.  Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus.  Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.  We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

☐	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 2, 2019;

☐	Our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2019;

☐
Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 14, 2019, March 13, 2019, April 1, 2019, April 5, 2019, May 9, 2019, May 16, 2019 and June 24, 2019; and Form 8-K/A filed with the SEC on February 13, 2019 and June 28, 2019;

☐	Definitive proxy statement in connection with our annual meeting of stockholders filed on April 30, 2019; and

☐	The description of our common stock contained in our Form 8-A filed with the SEC on December 12, 2013.

All documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on or after the date of initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn shall be deemed incorporated by reference in this prospectus and to be in part of this prospectus from the date of filing of those documents.  We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules, including, without limitation, any information filed under items 2.02 or 7.01 of Form 8-K, unless such Form 8-K expressly provides to the contrary.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (281) 675-2421 or by writing to us at the following address:

RiceBran Technologies
1330 Lake Robbins Drive, Suite 250
The Woodlands, TX 77380
Attn:  Corporate Secretary